UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

October 14, 2020

____________________________

GROWLIFE, INC.

(Exact name of registrant as specified in charter)

Delaware

(State or other Jurisdiction of Incorporation or Organization)

000-50385 (Commission File Number)		90-0821083 (IRS Employer Identification No.)
5400 Carillon Point Kirkland, WA 98033 (Address of Principal Executive Offices and zip code)

(866) 781-5559

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On October 12, 2020, GrowLife, Inc., a Delaware corporation (the “Company”), closed funding transactions totaling $1,127,602 ($946,205 net of fees, commissions and costs). The transactions described below.

Securities Purchase Agreement and Self-Amortization Promissory Note with Labrys Fund, L.P, a Delaware limited partnership (“Labrys”)

On August 31, 2020, the Company executed the following agreements with Labrys: (i) Securities Purchase Agreement; and (ii) Self-Amortization Promissory Note (“Note”); (collectively the “Labrys Agreements”). The Company entered into the Labrys Agreements with the intent to acquire working capital to grow the Company’s businesses and complete the EZ-CLONE Enterprises, Inc. acquisition.

The total amount of funding under the Labrys Agreements is $632,750. The Notes carry an original issue discount of $75,000, a transaction expense amount of $8,500, and a fee to J. H. Darbie & Co. of $33,750, for total debt of $750,000 (“Debt”). The Note has an amortization schedule of $250,000 on November 30, 2020 and $51,042 at each month end from December 2020 through November 30, 2021. The Company issued commitment shares of 1,662,000 shares related to the Labrys Agreements. The Company agreed to reserve 5,043,859 shares of its common stock for issuance if any Debt is converted. The Debt is due on or before November 30, 2021. The Debt carries an interest rate of twelve percent (12%). The Debt is convertible into the Company’s common stock at the closing price the day before the conversion, subject to adjustment as provided for in the Note.

Securities Purchase Agreement and Self-Amortization Promissory Note with EMA Financial LLC, a Delaware limited corporation (“EMA”)

On October 2, 2020, the Company executed the following agreements with EMA: (i) Securities Purchase Agreement; and (ii) Self-Amortization Promissory Note (“Note”); (collectively the “EMA Agreements”). The Company entered into the EMA Agreements with the intent to acquire working capital to grow the Company’s businesses and complete the EZ-CLONE Enterprises, Inc. acquisition.

The total amount of funding under the EMA Agreements is $183,455. The Notes carry an original issue discount of $21,100, a transaction expense amount of $6,500, and a fee to J. H. Darbie & Co. of $21,150, for total debt of $221,000 (“Debt”). The Note has an amortization schedule of $19,550 on January 2, 2021 and monthly from February 2021 through January 2022. The Company issued commitment shares of 550,000 shares related to the EMA Agreements. The Company agreed to reserve 1,486,258 shares of its common stock for issuance if any Debt is converted. The Debt is due on or before January 2, 2022. The Debt carries an interest rate of twelve percent (12%). The Debt is convertible into the Company’s common stock at the closing price the day before the conversion, subject to adjustment as provided for in the Note.

Securities Purchase Agreement and Self-Amortization Promissory Note with FirstFire Global Opportunities Fund, LLC, a Delaware limited corporation (“FF”)

On October 2, 2020, the Company executed the following agreements with FF: (i) Securities Purchase Agreement; and (ii) Self-Amortization Promissory Note (“Note”); (collectively the “FF Agreements”). The Company entered into the FF Agreements with the intent to acquire reduce debt.

The total amount of funding under the FF Agreements is $130,000. The Notes carry an original issue discount of $14,952, a transaction expense amount of $4,600, and a fee to J. H. Darbie & Co. of $7,050, for total debt of $156,602 (“Debt”). The Note has an amortization schedule of $13,853 on January 11, 2021 and monthly from February 2021 through January 2022. The Company issued commitment shares of 450,000 shares related to the FF Agreements. The Company agreed to reserve 1,486,258 shares of its common stock for issuance if any Debt is converted. The Debt is due on or before January 12, 2022. The Debt carries an interest rate of twelve percent (12%). The Debt is convertible into the Company’s common stock at the closing price the day before the conversion, subject to adjustment as provided for in the Note.

The Labrys, EMA and FF Agreements are qualified in their entirety by reference to the Labrys, EMA and FF Agreements, copies of which are attached to this Current Report on Form 8-K as Exhibit 10.1-10.3, respectively, and incorporated by reference into this Item 1.01. Certain capitalized terms used herein but not otherwise defined shall have the meaning ascribed thereto in the Transaction Documents.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

See the disclosures made in Item 1.01, which are incorporated herein by reference. All securities issued in the Labrys, EMA and FF Agreements were issued in a transaction exempt from registration pursuant to Section 4(a)(2) and Rule 506(b) Securities Act of 1933. The Labrys, EMA, and FF transactions did not involve a public offering, the sale of the securities was made without general solicitation or advertising, there was no underwriter, and no underwriting commissions were paid.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1	Compilation of Labrys Securities Purchase Agreement, Self-Amortization Promissory Note and Other Agreements (Filed herewith)

10.2	Compilation of EMA Securities Purchase Agreement, Self-Amortization Promissory Note and Other Agreements (Filed herewith)

10.3	Compilation of FF Securities Purchase Agreement, Self-Amortization Promissory Note and Other Agreements (Filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROWLIFE, INC.

Date: October 15, 2020	By:	/s/ Marco Hegyi
Marco Hegyi
Chief Executive Officer